                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 7, 1996
                                                 -----------------

                                Phar-Mor, Inc.
                                ---------------

            (Exact name of registrant as specified in its charter)

   Pennsylvania                   0-27050                     25-1466309
- -----------------------------------------------------------------------------
(State or other jurisdiction   (Commission                  (I.R.S. Employer
of incorporation)              File Number)              Identification No.)

20 Federal Plaza West, Youngstown, Ohio                   44501-400
- -----------------------------------------------------------------------------
(Address of principal executive office)                   (Zip code)

Registrant's telephone number including area code (330) 746-6641
                                                  --------------

- -----------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


                            Exhibit Index on Page 5

  Item 5. Other Events.
          ------------

A. Proposed Reorganization

     Phar-Mor, Inc., a Pennsylvania corporation ("Phar-Mor"), ShopKo Stores, Inc., a Minnesota corporation ("ShopKo"), and Cabot Noble, Inc., a Delaware corporation ("Cabot Noble"), have entered into an Agreement and Plan of Reorganization (the "Plan of Reorganization") dated as of September 7, 1996 pursuant to which ShopKo and Phar-Mor have agreed to combine their respective companies under a new holding company (the "Reorganization"). The Reorganization will be accomplished through share exchanges with Cabot Noble, a newly organized holding company, with ShopKo and Phar-Mor continuing as separate operating subsidiaries of Cabot Noble once the share exchanges are consummated.

     Under the terms of the Reorganization, each issued and outstanding share of Phar-Mor common stock will be exchanged for one share of Cabot Noble common stock. Each issued and outstanding share of ShopKo common stock will be exchanged for 2.4 shares of Cabot Noble common stock, subject to adjustment in the event the value of the exchange consideration falls outside a range of $17.25 and $18.00 (based on the average daily closing sale prices of the Phar-Mor common stock over a specified 30 day period).

     In connection with the Reorganization, SUPERVALU INC., a Delaware corporation ("SuperValu"), which currently owns approximately 46% of the issued and outstanding shares of ShopKo common stock, has entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Cabot Noble whereby SuperValu has agreed to sell the Cabot Noble shares it receives in the Reorganization to Cabot Noble immediately after the Reorganization is completed for an aggregate purchase price of $248,438,339, which represents $16.86 per share for the ShopKo common stock held by SuperValu prior to the Reorganization. The Stock Purchase Agreement provides that SuperValu will receive $208,038,339 in cash at closing and $40,400,000 in a short-term promissory note due January 31, 1997.

     SuperValu has also entered into a Voting Agreement (the "Voting Agreement") with Robert M. Haft. Robert M. Haft is one of two members of Hamilton Morgan L.L.C., a Delaware limited liability company ("Hamilton Morgan"). Hamilton Morgan has voting control over approximately 40% of Phar-Mor's outstanding common stock. The other member of Hamilton Morgan is FoxMeyer Health Corporation ("FoxMeyer"). In the Voting Agreement, SuperValu has agreed to vote 19.9% of its ShopKo shares in favor of the Plan of Reorganization, and Robert Haft has agreed to use his reasonable efforts to cause Hamilton Morgan to vote all of the Phar-Mor shares over which it has voting control in favor of the Plan of Reorganization. FoxMeyer has not reached a conclusion as to its position on the transaction. SuperValu was limited as to the number of shares it could agree to vote in favor of the Plan of Reorganization by certain provisions of the Minnesota Business Corporation Act relating to control share acquisitions. SuperValu has indicated its intention to vote all of the shares of ShopKo common stock in favor of the Plan of Reorganization.

     Consummation of the Reorganization is subject to certain conditions, including (a) receipt of financing of at least $100 million, (b) approval by the shareholders of ShopKo and Phar-Mor, (c) receipt of necessary regulatory approvals, and (d) other conditions to closing customary in transactions of this type.

     Certain additional information regarding the Reorganization is contained in Phar-Mor's press release (the "Press Release") dated September 9, 1996 which is incorporated herein by reference.

     The Plan of Reorganization, the Voting Agreement, the Stock Purchase Agreement and the Press Release are attached hereto as exhibits and incorporated herein by reference. The foregoing summary of such exhibits is qualified in its entirety by reference to the complete text of such exhibits.

     B. Resignation of Director

     Robert A. Peiser, a director of Phar-Mor, has resigned from the Board of Directors of Phar-Mor effective as of September 4, 1996, in connection with his acceptance of a position with FoxMeyer Health Corporation. Mr. Peiser's resignation did not result from any disagreement with Phar-Mor on any matter relating to Phar-Mor's operations, policies or practices.


Forward-Looking Statements

     The actual results of ShopKo, Phar-Mor and Cabot Noble may differ materially from those contained in forward-looking statements contained in (i) the Press Release, (ii) information included or incorporated by reference in future filings by ShopKo, Phar-Mor, or Cabot Noble with the Securities and Exchange Commission, and (iii) information contained in written material, releases and oral statements issued by, or on behalf of, ShopKo, Phar-Mor or Cabot Noble. Factors which may cause such a difference to occur include, but are not limited to (i) delays in anticipated cost savings, (ii) higher than anticipated costs in completing the Reorganization, (iii) business disruption related to the Reorganization (both before and after completion), (iv) cost savings that are less than anticipated, (v) higher than expected financing or refinancing costs, (vi) litigation costs and delays caused by litigation, (vii) unanticipated regulatory delays or constraints or changes in the proposed transaction required by regulatory authorities, (viii) other unanticipated occurrences which may delay the consummation of the Reorganization, increase the costs related to the Reorganization, or decrease the expected financial benefits of the Reorganization, (ix) heightened competition, including specifically increased price competition from national and regional discount stores, specialty stores, and prescription benefit management companies, (x) adverse weather conditions, (xi) changes in the prescription drug industry regarding pricing, formulary use, or reimbursement practices, (xii) minimum wage legislation, (xiii) regulatory and litigation matters affecting health care services, particularly prescription benefit managers, (xiv) interest rates, (xv) real estate costs and construction and development costs, (xvi) inventory imbalances caused by unanticipated fluctuations in consumer demand and (xvii) trends in the economy which affect consumer confidence and consumer demand for retail goods.

     Item 7.  Financial Statements, Pro Forma Financial Information and
              Exhibits.

(c)  Exhibits

     Exhibit Number     Description

           2.1 Agreement and Plan of Reorganization dated as of September 7, 1996 by and among Phar-Mor, Inc., ShopKo Stores, Inc. and Cabot Noble, Inc. (with selected exhibits attached).

          10.1 Voting Agreement dated as of September 7, 1996 by and among SUPERVALU INC., Supermarket Operators of America, Inc., Cabot Noble, Inc. and Robert M. Haft.

          10.2 Stock Purchase Agreement dated as of September 7, 1996 by and between Cabot Noble, Inc., SUPERVALU INC., and Supermarket Operators of America, Inc.

          99.1          Press Release dated September 9, 1996.

                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Phar-Mor, Inc.


Date:     September 9, 1996         By: /s/ M. David Schwartz
      --------------------------        --------------------------------------
                                        M. David Schwartz
                                        President and Chief Operating Officer


Date:     September 9, 1996         By: /s/ Daniel P. O'Leary
      --------------------------        --------------------------------------
                                        Daniel P. O'Leary
                                        Senior V.P and Chief Financial Officer


Date:     September 9, 1996         By: /s/ John R. Ficarro
      --------------------------        --------------------------------------
                                        John R. Ficarro
                                        Vice President, Secretary and
                                          General Counsel

                                 EXHIBIT INDEX
                                 -------------

Exhibit No.    Description
- -----------    -----------

    2.1 Agreement and Plan of Reorganization dated as of September 7, 1996 by and among Phar-Mor, Inc., Shopko Stores, Inc. and Cabot Noble, Inc. (with selected exhibits attached).

   10.1 Voting Agreement dated as of September 7, 1996 by and among SUPERVALU INC., Supermarket Operators of American, Inc., Cabot Noble, Inc. and Robert M. Haft.

   10.2 Stock Purchase Agreement dated as of September 7, 1996 by and between Cabot Noble, Inc., SUPERVALU INC., and Supermarket Operators of America, Inc.

   99.1        Press Release dated September 9, 1996.